UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2020

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, the Board of Directors (the “Board”) of Solid Biosciences Inc. (the “Company”) elected Ian F. Smith as a member of the Board effective immediately. Mr. Smith will serve as a Class III director with a term expiring at the Company’s 2021 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Until January 2019, Mr. Smith served as Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals, a public biotechnology company, and prior to that served as Chief Financial Officer beginning in October 2001. Prior to joining Vertex, Mr. Smith served as a partner in the Life Science and Technology Practice of Ernst & Young LLP, an accounting firm. Mr. Smith currently serves as director and chairman of the board of ViaCyte, Inc. a private biotechnology company focused on medicines for Diabetes. Previously, Mr. Smith served on the board of directors of Acorda Therapeutics and Infinity Pharmaceuticals, both public biotechnology companies, as well as other private biotechnology companies. He received a B.A. with honors in accounting and finance from Manchester Metropolitan (UK). Mr. Smith is qualified to serve on our Board of Directors because of his more than 20 years of finance and broad operating experience for public companies in the biopharmaceutical industry.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he was elected as a director. Mr. Smith has served as a consultant for the Company since February 2020. On February 10, 2020, the Company granted Mr. Smith an option to purchase 60,000 shares of the Company’s common stock with a grant date fair market value of $156,852 as compensation for Mr. Smith’s consulting services.

Mr. Smith will receive compensation for his service as a non-employee director and for any committee service in accordance with the Company’s director compensation program, which is described in Exhibit 10.20 to the Company’s annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2019, as amended by the amendments described below in Item 8.01 of this Current Report on Form 8-K.

In connection with his election, the Company and Mr. Smith will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-222357) filed with the SEC on December 29, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Smith for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by him in any action or proceeding arising out of his service as a director of the Company.

Item 8.01.	Other Events.

In March 2020, the Board amended the Company’s director compensation program such that (i) each new non-employee director elected to the Board receives an option to purchase 40,000 shares of the Company’s common stock, and (ii) on the date of the Company’s annual meeting of stockholders, each non-employee director that has served on the Board for at least six months prior to such annual meeting receives an option to purchase 20,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: April 16, 2020	By:	/s/ Jennifer Ziolkowski
Name: Jennifer Ziolkowski Title: Chief Financial Officer